UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400, Santa Ana, CA	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTMI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 17, 2020, pursuant to the terms of the previously announced Equity Interests Purchase Agreement, dated January 20, 2020 (the “Purchase Agreement”), by and among TTM Technologies, Inc. (the “Company”), TTM Technologies China Limited, a wholly-owned subsidiary of the Company and AKMMeadville Electronics (Xiamen) Co., Ltd. (the “Purchaser”), the Company completed the transfer of ownership to the Purchaser of all of the issued and outstanding equity interests of Shanghai Kaiser Electronics Co., Ltd. (“SKE”), Shanghai Meadville Electronics Co., Ltd. (“SME”), Shanghai Meadville Science & Technology Co., Ltd. (“SP”) and Guangzhou Meadville Electronics Co., Ltd. (“GME,”) for a base purchase price of $550 million in cash, subject to customary purchase price adjustments (the “Transaction”). The base purchase price does not include certain accounts receivable of the divested business, which is estimated to total approximately $95 million and is expected to be collected during the next three to four months. The date in China at the time of the closing of the Transaction was April 18, 2020.

The foregoing description of the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2020, and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 19, 2020, the Company issued a press release announcing the closing of the Transaction. A copy of the Company’s press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

Certain Information

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements that relate to future events or performance. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. These forward-looking statements include statements related to: the potential adverse effect of the announcement relating to the Transaction could have on the market price of the Company’s stock, the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the level of accounts receivable in the divested business at the time of closing and related impact on the Company’s working capital requirements as a result of excluding accounts receivable from the sale; and potential changes in domestic or global economic conditions. For a description of additional factors that may cause the Company’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(b)    Pro Forma Financial Information.

The Company’s unaudited pro forma condensed consolidated balance sheet as of December 30, 2019, unaudited pro forma condensed consolidated statement of earnings for each of the fiscal years ended December 30, 2019, December 31, 2018 and January 1, 2018 (collectively, the “Unaudited Pro Forma Condensed Consolidated Financial Statements”), and notes thereto, are filed as Exhibit 99.2 hereto and are incorporated herein by reference.

(d)     Exhibits.

Exhibit Number	Description

2.1*	Equity Interests Purchase Agreement, dated as of January 20, 2020, by and among TTM Technologies, Inc., TTM Technologies China Limited and AKMMeadville Electronics (Xiamen) Co., Ltd.*

99.1	Press Release dated April 19, 2020.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements and accompanying notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: April 23, 2020	/s/ Daniel J. Weber
	By:	Daniel J. Weber
Senior Vice President, General Counsel & Secretary